Exhibit 16.1




January 14, 2005




U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

RE:      Ridgefiled Acquisiton Corp.
         File No. 0-16335

Ladies and Gentlemen:

Dear Sir or Madam,

We have read and agree with the statements contained in Section 4, Item 4.01(a) of the Current Report on Form 8-K for Ridgefield Acquisition Corp., dated January 14, 2005


Very truly yours,


/s/ Kostin, Ruffkess & Company, LLC



Kostin, Ruffkess & Company, LLC